UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)		77081 (Zip Code)
713-592-7200
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 26, 2006, The Men’s Wearhouse, Inc. (the “Company”) issued a press release announcing that on January 25, 2006, its Board of Directors declared its first quarterly cash dividend of $0.05 per share on the Company’s common stock, payable on March 31, 2006 to shareholders of record at the close of business on March 21, 2006. In addition, the board authorized a new $100 million share repurchase program of the Company’s common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
The following exhibit is included in this Form 8-K.
(c) Exhibits
     99.1  Press Release of the Company dated January 26, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC. (Registrant)
Date: January 27, 2006	By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of The Men’s Wearhouse, Inc. dated January 26, 2006.